EXHIBIT 23.1
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                          INDEPENDENT AUDITOR'S CONSENT
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The Board of Directors
Immunomedics, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-56844 and 33-16260) on Form S-8 of Immunomedics, Inc. of our report dated August 4, 1997, relating to the consolidated balance sheets of Immunomedics, Inc. as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of Immunomedics, Inc.






                                                     KPMG Peat Marwick LLP


Short Hill, New Jersey
September 29, 1997